Exhibit 99.2

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended June 30, 2007

With

Report of Independent Registered Public Accounting Firm

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Table of Contents

Page Number

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Consolidated Balance Sheet	2

Consolidated Statement of Income	3

Consolidated Statement of Stockholders’ Equity	4

Consolidated Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 12

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Stephenson & Lawyer, Inc. and Subsidiaries

Grand Rapids, Michigan

We have audited the accompanying consolidated balance sheet of Stephenson & Lawyer, Inc. and Subsidiaries as of June 30, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stephenson & Lawyer, Inc. and Subsidiaries as of June 30, 2007, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
February 25, 2008

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

June 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,441,020
Short-term investments	724,855
Accounts receivable, net	1,804,073
Inventories, net	1,123,175
Prepaid expenses	120,428
Prepaid federal income tax	128,510
Deferred tax asset	100,000
5,442,061
Property, plant and equipment:
Land and improvements	202,797
Buildings and improvements	3,522,097
Machinery and equipment	4,812,051
Furniture and fixtures	866,464
Transportation equipment	185,067
9,588,476
Less accumulated depreciation	(7,961,263)
1,627,213
Other assets:
Deferred tax asset	235,000
Cash surrender value — officer life insurance	1,133,543
1,368,543
Total assets	$8,437,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$448,424
Accrued compensation	461,715
Accrued other expenses	145,520
1,055,659
Long-term liabilities:
Deferred compensation	294,865
Stockholders’ equity
Class A voting common stock; $.10 par value, 500,000 shares authorized, 345,497 shares issued and outstanding	34,551
Class B non-voting common stock; $.10 par value, 4,500,000 shares authorized, 2,986,650 shares issued and outstanding	298,664
Capital in excess of par	10,493
Retained earnings	6,743,585
7,087,293
Total liabilities and stockholders’ equity	$8,437,817

See notes to consolidated financial statements.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Consolidated Statement of Income

For the Year Ended June 30, 2007

Net sales	$13,614,778
Cost of sales:
Material	7,486,700
Direct labor	844,540
Manufacturing burden	3,424,986
Total cost of sales	11,756,226
Gross profit	1,858,552
Direct shipments — net	32,386
1,890,938
Operating expenses (income):
Selling	995,170
Administrative and general	1,329,792
Gain on disposal of property, plant, and equipment	(1,022,023)
Total operating expenses	1,302,939
Operating income	587,999
Other income and expenses, net	292,732
Income before provision for income taxes	880,731
Provision for income taxes	285,500
Net income	$595,231

See notes to consolidated financial statements.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity

For the Year Ended June 30, 2007

	Class A Voting Common $.10 Par Value		Class B Non-Voting Common $.10 Par Value
	Number of Shares Outstanding	Amount	Number of Shares Outstanding	Amount	Capital in Excess of Par	Retained Earnings	Total
Balance, July 1, 2006	345,435	$34,544	2,985,358	$298,535	$8,405	$6,214,973	$6,556,457
Net income	—	—	—	—	—	595,231	595,231
Dividends paid	—	—	—	—	—	(66,619)	(66,619)
Common stock issued	428	43	3,852	385	8,132	—	8,560
Common stock redeemed	(366)	(36)	(2,560)	(256)	(6,044)	—	(6,336)
Balance, June 30, 2007	345,497	$34,551	2,986,650	$298,664	$10,493	$6,743,585	$7,087,293

See notes to consolidated financial statements.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended June 30, 2007

Cash flows from operating activities
Net income	$595,231
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	446,563
Provision for bad debts	(6,000)
Gain on sale of property, plant and equipment	(1,022,023)
Unrealized gain on investments	(42,376)
Deferred income taxes	97,000
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	139,673
Inventories	81,240
Prepaid expenses	(47,785)
Prepaid federal income taxes	52,000
Increase (decrease) in:
Accounts payable	(292,528)
Accrued compensation	(250,774)
Accrued other expenses	(211,354)
Net cash used for operating activities	(461,133)
Cash flows from investing activities
Acquisition of property, plant and equipment	(263,956)
Proceeds from sale of property, plant and equipment	2,007,451
Cash surrender value — officers’ life insurance	(123,912)
Purchase of investments	(626,605)
Net cash provided by investing activities	992,978
Cash flows from financing activities
Proceeds from issuance of common stock	8,560
Redemption of common stock	(6,336)
Dividends paid	(66,619)
Net cash used for financing activities	(64,395)
Net increase in cash	467,450
Cash and cash equivalents — beginning	973,570
Cash and cash equivalents — ending	1,441,020

See notes to consolidated financial statements.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Year Ended June 30, 2007

1.     Nature of Operations

Stephenson & Lawyer, Inc. (incorporated in the State of Michigan on October 19, 1946) and Subsidiaries (the Company) develop and manufacture foam products for a broad range of applications in a variety of markets including the automotive component industry.

2.     Summary of Significant Accounting Policies

                        Basis of Presentation

The consolidated financial statements include the accounts and transactions of Stephenson & Lawyer, Inc. and its wholly-owned subsidiaries Patterson Properties Corporation and Stephenson & Lawyer, Inc. of Georgia. All material intercompany balances and transactions have been eliminated in consolidation.

                        Use of Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash Equivalents

The Company considers all money market funds, certificates of deposit that are readily convertible into cash and short-term investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on its history of past write-offs, collections and current credit conditions.  The allowance for doubtful accounts was $50,000 at June 30, 2007.

                        Investments

The Company has investments consisting of bond funds and stock mutual funds which are classified as trading assets.  Trading assets are carried at fair value with gains or losses resulting from changes in fair value recognized currently in earnings.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

Inventories

Inventories are stated at the lower of cost or market value, with cost being determined on the last-in, first-out (LIFO) basis..

Property and Equipment, Depreciation and Amortization

The assets are carried at cost net of applicable depreciation and amortization and do not represent replacement or realizable values.  Expenditures for major renewals and improvements are capitalized.  Repairs and maintenance which do not improve or extend the life of the respective assets are charged to operations as incurred.  Depreciation is provided over the estimated useful lives of the assets using both accelerated and straight-line methods.  The cost of assets sold, or otherwise disposed of, and the related accumulated depreciation are removed and any resulting gain or loss is reflected in operating results as incurred.

At June 30, 2007 the Company had $10,006 of assets not yet placed in service.

        Advertising

The Company expenses advertising costs as incurred.  For the year ended June 30, 2007 the Company had $1,935 of advertising expense.

Revenue Recognition

The Company recognizes revenue at the time of shipment when title and risk of loss have passed to the customer, persuasive evidence of an arrangement exists, performance of its obligation is complete, its price to the buyer is fixed or determinable, and the Company is reasonably assured of collecting.  If a loss is anticipated on any contract, a provision for the entire loss is made immediately.  Determination of these criteria, in some cases, requires management’s judgments.  Should changes in conditions cause management to determine these criteria are not met for certain future transactions, revenue for any reporting period could be adversely affected.

Shipping and Handling Costs

The Company records the amount of shipping and handling costs billed to customers as revenue.  Related shipping and handling costs are included in cost of sales.

Income Taxes

                                Stephenson & Lawyer, Inc. files a consolidated United States income tax return with all of its subsidiaries.

The Company’s income taxes are accounted for under the asset and liability method of accounting.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as operating loss and tax credit carryforwards.  Deferred tax expense (benefit) results from the change during the year in deferred tax assets and liabilities.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

3.     Investments

The following table summarizes the investments at June 30, 2007:

		Gross Unrealized
	Cost	Gains	Losses	Fair Value
Bond fund	$91,628	$—	$(1,000)	$90,628
Equity and index funds	590,704	45,850	(2,327)	634,227
	$682,332	$45,850	$(3,327)	$724,855

Net unrealized gains of $42,376 recognized during the year ended June 30, 2007 are included in other income.

4.              Inventories

                        Inventories are composed of the following elements at June 30, 2007:

Raw material	$952,028
Work-in-process	59,772
Finished goods	279,457
Allowance for excess and obsolescence	(168,082)
$1,123,175

The Company uses the last-in, first-out (LIFO) method of valuing inventory.  If the first-in, first-out (FIFO) method had been used, inventory would have been $2,055,656 at June 30, 2007.

5.     Notes Payable

The Company has an agreement with Mercantile Bank of Michigan, expiring July 5, 2008, to provide a $4,000,000 unsecured line of credit with interest floating at Mercantile Bank’s prime rate less 1%.  The Company has no outstanding notes payable at June 30, 2007.

6.              Income Taxes

The provision for income taxes consists of the following for the year ended June 30, 2007:

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

Federal income tax:
Current	$192,000
Deferred	94,000
Total federal income tax	286,000
State income tax:
Current	(3,500)
Deferred	3,000
Total state income tax	(500)
Provision for income taxes	$285,500
Income taxes paid	$222,251

The principal items in the 2007 deferred taxes involve the use of accelerated methods of depreciation for tax purposes and accrued expenses deductible for tax purposes when paid.

Significant components of the Company’s deferred tax assets and liabilities at June 30, 2007 are as follows:

Deferred tax assets:
Accrued expenses	$57,000
Provision for inventory excess and obsolescence	57,000
Book over tax depreciation	126,000
Deferred compensation	136,000
376,000
Deferred tax liabilities
Tax over book depreciation	(27,000)
Unrealized gains on investments	(14,000)
(41,000)
Net deferred tax assets	$335,000
Amounts presented in the accompanying consolidated balance sheet:
Current deferred tax asset	$100,000
Non-current deferred tax asset	$235,000

A reconciliation between the income tax provided and the income tax computed by applying the statutory federal income tax rate of 34% to pre-tax income for the year ended June, 30, 2007 is as follows:

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

Income taxes at U.S. statutory rate	$300,000
State income taxes	(500)
Other	(14,000)
$285,500

7.              Stock Purchase Plan

The Company’s Stock Purchase Plan was adopted for certain management and sales employees on October 1, 1991.  Eligible employees are entitled to utilize up to 20% of their gross annual income paid by the Company, or more subject to approval of the Board of Directors, for purposes of participation in the Stock Purchase Plan.  Stock is sold under the plan during each fiscal year at the book value established by the Company at the close of the preceding fiscal year.  Of every 10 shares purchased by a participant in the plan, one share is Class A voting common stock and nine shares are Class B non-voting common stock.  In accordance with the Stockholder Agreement entered into by the Company and each participant in the Stock Purchase Plan, each participant may elect to have his or her shares redeemed by the Company at a price equal to the book value of the Company’s common stock as of the last day of the preceding month.  Upon the death or termination of employment of any participant in the Stock Purchase Plan, the Company is obligated to redeem that participant’s shares under the same terms as described above.

During the year ended June 30, 2007 participants in the Stock Purchase Plan purchased 428 and 3,852 shares of Class A voting common stock and Class B non-voting common stock, respectively, for total consideration of $8,560, or $2.00 per share.  In accordance with the terms of the Stockholder Agreement, the Company redeemed 366 and 2,560 shares of Class A voting common stock and Class B non-voting common stock, respectively, for total consideration of $6,336.

8.     Commitments and Contingencies

The Company is self-insured for its workers’ compensation program, subject to specific retention levels.  Insurance consultants assist the Company in determining its liability for self-insured claims.  Accrued workers compensation claims at June 30, 2007 were $48,000.

9.              Financial Instruments and Concentrations of Credit Risk

                        Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, investments and accounts receivable.

                        Cash

As of June 30, 2007 the balance of cash at a financial banking institution exceeded the federally insured limit of $100,000 by $486,048.  This balance fluctuates greatly during the year and may exceed the federally insured limit from time to time.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

                        Accounts Receivable

At June 30, 2007, accounts receivable included one customer balance equal to 20% of total accounts receivable.

10.       Retirement Plans

The Company sponsors a defined contribution profit sharing plan containing 401(k) provisions covering substantially all of its employees.  The Company may, at its option, make matching contributions to the plan based upon the amounts deferred by the participants.  Company contributions to the plan during the year ended June 30, 2007 were $81,668.

11.       Deferred Compensation

                        On October 1, 2005 the Company entered into a five year employment agreement with a key employee.  The agreement provides for a minimum bonus of $100,000 to be payable by the Company upon the employee’s completion of five years of service.  The agreement also provides for increases to the minimum bonus amount based on the Company’s achievement of certain performance goals during this five year period. The bonus is payable in five equal annual installments, with the first payment due 90 days after the employment term ends.  The deferred compensation accrual as of June 30, 2007 is $40,000.  During the year ended June 30, 2007, a reduction of administrative and general expenses of $18,000 was recorded in connection with this agreement as a result of the current year’s operating results’ impact on performance goals outlined in the agreement.

On September 30, 2005 the Company entered into an agreement to provide additional compensation to an officer upon his retirement.  The agreement calls for 60 monthly payments of $10,000 each, which commenced on October 10, 2005.  The present value of future payments under this agreement is included in deferred compensation for a total of $359,273.  Administrative and general expenses for the year ended June 30, 2007 include $20,674 related to this agreement.

12.  Plant Closing

                        On May 8, 2006 the Company announced the closing of its facility in Dalton, Georgia to reduce cost and consolidate operations in an effort to improve profitability.  Operations at the plant ceased on August 4, 2006.  During the year ended June 30, 2007 the Company recognized the following costs associated with this exit activity:

Severance pay and benefits	$86,223
Other, including travel costs and disassembly and shipment of equipment	81,266
$167,489

The Company had recognized expenses totaling $113,663 related to this exit activity during the year ended June 30, 2006.

STEPHENSON & LAWYER, INC. AND SUBSIDIARIES

Notes to Consolidated financial statements for the year ended June 30, 2007 (continued)

In addition, the Company recognized gains on the sale of equipment, land, a building and improvements during the year ended June 30, 2007 of $1,028,446 in connection with the closing of the Georgia plant.

13.       Subsequent Event

On January 18, 2008 the stockholders of the Company entered into an agreement with UFP Technologies, Inc. to sell 100% of the outstanding stock of the Company for total consideration of $7,225,000, paid in cash.